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                                                                  EXHIBIT 10.22


           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


                                DEALER AGREEMENT


       This Dealer Agreement ("Agreement"), dated this 20th day of December, 1996 ("Effective Date"), is between AT&T Wireless Services of San Antonio, Inc. d/b/a AT&T Wireless Services ("Company"), and Telephone Warehouse - San Antonio, Inc., a Texas corporation, ("Dealer"). Dealer currently does business as Telephone Warehouse; however, this Agreement shall be binding on Dealer regardless of any assumed name under which Dealer does business.

       Company provides wireless radio telecommunications services ("Service") in the San Antonio, Texas metropolitan statistical area ("Area") directly to individuals, corporations, associations, and other entities that purchase such Service from Company ("Subscribers"). The Area is defined by the United States Census Bureau and consists of the following counties: Bexar, Comal, and Guadalupe.

       Company has offered to Dealer the opportunity to market Company's Service in the Area and refer to Company potential Subscribers for the Service under the terms and conditions of this Agreement, and Dealer has accepted.

       Therefore, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are expressly acknowledged, Company and Dealer agree as follows:

       1.     APPOINTMENT OF DEALER.

              a. Appointment. Company hereby appoints Dealer as an authorized dealer for Company within the Area to solicit, and submit for consideration, potential Subscribers to Company's Service under Company rate plans as specified by Company from time to time, and to provide assistance to Subscribers as may be authorized by Company. Dealer accepts such appointment. For purposes of this Agreement, Service does not include any wireless telecommunications services purchased from a reseller of Company's Service, and Subscriber does not include individuals, corporations, associations, or other entities that purchase Company's Service from a reseller. Notwithstanding anything else in this Agreement, Dealer acknowledges and agrees that Company may
(i) sell Service directly to Subscribers (through itself, through Affiliated entities, or both), (ii) appoint or authorize other persons or entities to solicit Subscribers to the Service, and (iii) sell, lease, or provide directly to Subscribers, or appoint or authorize other persons or entities to sell, lease, or provide, wireless telephones and related equipment (collectively, "Equipment") and/or installation, repair, and warranty service for such Equipment.

              b. Term. This Agreement shall be for a five (5) year term, commencing on the Effective Date and terminating five (5) years thereafter, unless sooner terminated under the terms herein. Upon completion of the initial term, this Agreement will automatically renew for one (1) additional *** term unless either party notifies the other party of its intention not

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to renew not less than nine (9) months prior to the of the initial term. Neither party shall be under any obligation to renew or extend.

              c. Dealer Program Rules. This Agreement incorporates the Dealer Program Rules attached as Exhibit A ("Dealer Program Rules"). Company shall have the right to amend the Dealer Program Rules (by addition, deletion, and/or modification of any terms) from time to time on thirty (30) days written notice to Dealer, and any such amendment shall be automatically incorporated into this Agreement.

              d. Independent Parties. In performance of this Agreement, Dealer shall at all times act in its own capacity and right as an independent contractor. Company and Dealer acknowledge that their relationship does not create a general agency, joint venture, partnership, employment relationship, or franchise between them. Dealer shall not pay, and Dealer acknowledges that it has not paid, any franchise fee or other compensation for the right to enter into this Agreement, solicit Subscribers for Company, or use any Marks (defined herein). Except as expressly set forth herein, neither Company nor Dealer shall have the authority to bind the other in any manner. Except as expressly set forth herein or in the Dealer Program Rules, Dealer will provide all facilities, equipment, and supplies required to perform its activities and meet its obligations as contemplated hereunder. Company shall neither direct nor control the work of Dealer nor assume any responsibility for Dealer's acts, errors, or omissions. Dealer shall at all times identify Company as the Service provider. Dealer shall identify itself as an "Authorized Dealer" of Company.

              e. No Other Agreements. Dealer represents and warrants to Company (i) that its execution and performance of this Agreement does not and will not violate any other contract or obligation to which Dealer or any Affiliate of Dealer is or was a party, including any covenant not to compete or agreements concerning non-solicitation of customers or confidential information, (ii) that it will not disclose to Company, or use or induce Company to use, any proprietary or confidential information or trade secrets of any other person, corporation, association, or entity, and (iii) that it has returned all property and confidential information belonging to all prior employers or service providers providing any type of product or service competitive with the Service described herein for whom Dealer may have acted as an employee, agent, or dealer.

       2.     COMPANY OBLIGATIONS

              During the term of this Agreement, Company agrees (i) to provide Service in the Area in accordance with the license granted to Company by the Federal Communications Commission, (ii) to promote the Service in the Area in such degree as Company in its sole discretion considers necessary, (iii) to provide training and guidelines (in such amounts and in such frequency as is provided by Company to other similarly situated dealers) to enable Dealer to solicit, and submit for consideration, potential Subscribers to the Service, and
(iv) to provide promotional and other advertising materials containing Company's trade name and other Marks (defined herein) in such types and amounts and under such terms and conditions as determined

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by Company in its sole discretion, so that Dealer can identify itself as an authorized dealer of Company and use Company's goodwill to facilitate the solicitation of Subscribers to the Service.

       3.     DEALER OBLIGATIONS

              a. Ethical Conduct. In all dealings related to this Agreement, Dealer shall be governed by the highest standards of honesty, integrity, fair dealing, and ethical conduct. Conduct amounting to a breach hereof includes, but is not limited to, (i) business practices, conduct, promotions, and advertising which may be in violation of state or federal law or injurious to Company or its Affiliates (defined herein), or the business reputation, goodwill, or Marks of any such entities, or to the general public or any actual or potential Subscriber, (ii) falsification of any business records, (iii) misrepresentations to Company, the general public, or any actual or potential Subscriber, (iv) modification or emulation of any electronic serial number ("ESN") in violation of any law or regulation (whether state, federal, or otherwise), and (v) the commission of any illegal act constituting a felony or involving a crime of moral turpitude or the filing of a criminal indictment or information against Dealer or any director, officer, or executive of Dealer or any owner controlling a 10% or greater interest in Dealer for any such alleged illegal act. Dealer warrants and agrees that throughout the term of this Agreement it will: (i) comply with all applicable laws, rules, and regulations, whether federal, state, or local, (ii) comply with Company's written policies and procedures as promulgated from time to time as Company deems reasonable for the administration of its business, and (iii) pay all business, payroll, property, income, sales, use, and other taxes due upon or in connection with the operation of its business.

              b. Exclusivity. Dealer agrees that, at all times during the term of this Agreement, Dealer, its Affiliates, their respective Personnel (defined herein), and any successor entity to Dealer or any Affiliate of Dealer shall not directly or indirectly offer or sell Wireless Services or assist or solicit individuals, corporations, associations, or other entities to obtain Wireless Services in the Area from any person or entity (including any reseller of Wireless Services) other than Company. Dealer agrees that, during the term of this Agreement, Dealer, its Affiliates, their respective Personnel, and any successor entity to Dealer or any Affiliate of Dealer shall not act, directly or indirectly, as a reseller of Company's Service or of any other Wireless Services in the Area. The term "Affiliate" shall mean, with respect to any person or entity, any other person or entity, directly or indirectly, in whole or in part, owning, controlling, owned by, controlled by, or under common ownership or control with such person or entity, and specifically includes, without limitation, National Cellular, Inc. As used in this Agreement, the term of "Wireless Services" means: (i) cellular telephone service, (ii) personal communications services, (iii) enhanced specialized mobile radio service, and
(iv) any other functionally similar or equivalent wireless voice or data service, irrespective of the radio frequency band on which the services are offered.

              c. Best Efforts. Dealer shall use its best efforts to promote and market Company's Service and to identify and refer to Company potential Subscribers for the Service. Dealer shall use its best efforts to give prompt, courteous, and efficient service to the general

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public and to actual and potential Subscribers and to protect and promote the
Company's goodwill and business reputation.

              d. Subdealers. Dealer may appoint agents or independent contractors (collectively, "Subdealers") to perform certain services, duties, or obligations of Dealer under this Agreement or the Dealer Program Rules (including, without limitation, the solicitation of Subscribers to the Service) only with the written consent of Company, which may be withdrawn, and under such terms and conditions as may be required by Company from time to time. Such consent shall be unreasonably withheld or withdrawn. Such terms and conditions may include, without limitation, a requirement that the Subdealer enter into a separate agreement with Company pertaining to, among other things, the non-disclosure of Confidential Information (defined herein), exclusivity, and non-solicitation of Subscribers. Any such appointment will not relieve Dealer of any of its duties or obligations under this Agreement.

              e. Personnel. All obligations and responsibilities to Dealer's owners, directors, officers, employees, Subdealers, and any other person or entity that obtains through Dealer the right to solicit Subscribers to the Service (collectively, "Personnel") shall be those of Dealer. Company shall have no obligations or responsibilities to such Personnel. Dealer shall cause its current and future Personnel (including partners and shareholders if such partners or shareholders own a 10% or greater interest in Dealer) to execute a Confidentiality, Exclusivity, and Non-solicitation Agreement in the form attached as Exhibit B, the originals of which shall be delivered to Company upon request by Company. Dealer shall be fully responsible for all acts and omissions of its Personnel and shall be strictly and absolutely liable for full compliance by its Personnel with this Agreement, the Dealer Program Rules, and the aforementioned Confidentiality, Exclusivity, and Non-solicitation Agreement. A breach by its Personnel of any of the terms or any such agreements shall be considered a breach by Dealer and shall entitle Company to pursue all rights and remedies it may have under this Agreement, at law or in equity. Dealer shall ensure that all of its sales and service Personal attend training courses required by Company relating to the Service or Equipment. Such training shall be provided by Company at no direct charge to Dealer or its Personnel; provided, however, that any costs (including, but not limited to, travel and living expenses) incurred by Dealer or its Personnel in connection with such training will be the sole responsibility of Dealer or its Personnel. Dealer shall allow only those Personnel certified by Company or the applicable Equipment manufacturer(s) or vendor(s) to provide installation, repair, or warranty services.

              f. Locations. Dealer shall operate its business hereunder at easily accessible retail store-front location(s) ("Locations") which shall be maintained so as to promote and protect Company's business reputation and goodwill and shall have ample display room for wireless telephone demonstration models. Dealer's present Locations are identified on the attached Exhibit C. Dealer shall notify Company in writing immediately prior to commencing business operations at any new Location or ceasing business operations at any Location. The term "Locations" shall also include (without the necessity of amending this Agreement) any Location that Dealer or any Affiliate of Dealer acquires subsequent to the execution of this Agreement, regardless of whether or not Dealer has yet notified Company of such Location. In addition to the foregoing:


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                     (i)    Dealer shall in good faith carry on its business
              diligently and continuously at the Locations during the term of this Agreement, shall keep the Locations open for business during normal business hours, shall operate each of the Locations in a professional, first-class, and reputable manner, and shall maintain adequate Personnel in attendance during normal business hours; and

                     (ii) During the term of this Agreement, Company shall have, and Dealer hereby grants to Company, the right of first refusal to acquire any interest of Dealer or any Affiliate of Dealer in any of the Locations prior to any full or partial sale, lease, sublease, assignment, transfer, or other disposition (collectively, "Transfer") of such interest by Dealer or any Affiliate of Dealer. Dealer shall notify Company in writing of the proposed terms and conditions of the proposed Transfer, and Company shall have thirty (30) days after receipt of such notice within which to elect to exercise its right to acquire the interest on terms substantially equivalent to those of the proposed Transfer. Company shall have no obligation to exercise its right of first refusal with respect to any particular Transfer, and Company's failure to exercise its rights with respect to any particular Transfer shall not impair Company's rights with respect to any subsequent Transfer.

              g. Records. Dealer shall maintain at its principal place of business for four (4) years from the date of their preparation or for the period required by law, whichever is longer, complete and accurate records of its business conducted pursuant to this Agreement (including, without limitation, records of actual or potential Subscribers with whom Dealer or its Personnel has had contact, records of compensation and other amounts paid to Dealer in connection with Dealer's performance under this Agreement, and records of Dealer's Equipment sales, leases, installations, and repairs). Dealer shall make these records available to Company during normal business hours upon seventy-two
(72) hours prior notice.

              h. Service Centers. If Company appoints Dealer as an authorized service center, Dealer shall comply with all requirements, rules, and regulations of Company relating to authorized service centers, as those rules may be established or amended by Company from time to time. In the event Dealer installs or repairs Equipment, Dealer shall comply with all standards, procedures, and manuals of the appropriate Equipment manufacturers. Dealer's appointment as an authorized service center shall not constitute or be construed as a franchise.

       4.     PROMOTION AND SALE OF SERVICE.

              a. Marketing and Promotion. Dealer shall use only Company authorized rate plans, subscription agreements and forms, and solicitation, enrollment, and activation procedures in soliciting potential Subscribers to the Service (as such rate plans, agreements, forms, and procedures may be amended from time to time upon notice by Company). Dealer shall offer Service rate plans only to those Subscribers that meet Company eligibility requirements for the particular Service rate plan offered. Dealer shall take all reasonable steps to confirm the

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accuracy of information obtained from potential Subscribers pursuant to Company authorized forms and procedures. Dealer shall have no right, power, or authority to make any representations or warranties regarding the Service except as expressly directed by Company. Company reserves the right to amend its rate plans for Service, and to add, delete, suspend, or modify terms and conditions of the Service at any time.

              b. Acceptance of Orders. All orders taken by Dealer for the Service are subject to acceptance or rejection by Company. If Company does not accept a potential Subscriber, Dealer may not enter into a subscriber agreement with or otherwise agree to provide Service to such potential Subscriber. With respect to the Service, all Subscribers shall be customers of Company and shall not be considered customers of Dealer.

              c. Deposits, Collections, and Billings. Dealer shall, on behalf of Company, collect deposits and advance payments required by Company from new Subscribers prior to Service activation. Such deposits and advance payments shall be made payable to Company only (not to Dealer), and shall be delivered to Company in accordance with the activation procedures set forth in the Dealer Program Rules. Company shall be solely responsible for all billings of Subscribers for Service, and all remittances resulting from such billings shall be made directly to Company or Company's designee and shall be the property of Company.

              d. Compensation. Subject to the terms of this Agreement and the Dealer Program Rules, Dealer shall be eligible for compensation from Company on accepted applications for Service activation procured solely by Dealer or its Personnel for which Service is activated during the term of this Agreement. Dealer shall have no right to compensation other than that earned in strict compliance with this Agreement, the Dealer Program Rules, and Company authorized procedures. Dealer shall have no right to receive any compensation after the expiration or termination of this Agreement (whether voluntary or involuntary). Dealer shall be obligated to reimburse Company for Subscriber deactivations as set forth in the Dealer Program Rules. The nature, terms, and amount of compensation shall be in accordance with the Dealer Program Rules, which may be modified from time to time on thirty (30) days written notice to Dealer. In addition to Company's right to modify compensation as set forth in this Agreement and the Dealer Program Rules, Company may establish separate types, terms, and amounts of compensation for Subscribers to new Service rate plans introduced by Company after the Effective Date.

              e. Offsets. Company shall have the right, at any time, to offset any amounts owed to Dealer or its Affiliates against any amounts owed by Dealer or its Affiliates to Company pursuant to this Agreement or otherwise, including, but not limited to, any costs, claims, expenses, losses, attorney fees, and damages incurred by Company.

              f. Reserve. Upon termination of this Agreement for whatever reason, Company shall be entitled to establish and withhold a reserve from any compensation or any other amounts owed to Dealer, which may be used to satisfy any obligations owed by Dealer to Company, including, but not limited to, obligations based on Subscriber deactivations following any termination of this Agreement. The reserve shall equal the average compensation amount

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paid to Dealer per Subscriber during the six (6) months preceding termination, multiplied by the number of Subscribers whose deactivations resulted in reimbursement due from Dealer during that period. Any balance remaining in the reserve after deducting all allowable offsets six (6) months after the date of termination of this Agreement will be paid to Dealer, without interest. The establishment of this reserve shall not relieve Dealer of its obligation to pay to Company any amounts owed to Company and not offset against the reserve.

              g. Exclusive Rate Plans or Subscribers. Dealer acknowledges that (i) Company may, from time to time, authorize or restrict Dealer's solicitation of Subscribers for Service under certain of Company's rate plans, and (ii) Company may also, from time to time, authorize or restrict Dealer's solicitation for Service of certain categories of Subscribers or potential Subscribers as may be identified by Company.

       5.     THE EQUIPMENT.

              a. Minimum Technical Standards. Dealer shall recommend, sell, lease, or furnish to Subscribers only Equipment that meets minimum FCC and Company technical standards for regulatory compliance, transmission, authentication, and overall technical quality. Dealer acknowledges that Company may refuse Service to any Subscriber or potential Subscriber using Equipment that does not meet such standards. Dealer further acknowledges that any Equipment programmed with or utilizing a non-factory installed ESN does not meet minimum standards.

              b. Equipment Sources. Dealer may obtain Equipment for sale or lease from any supplier so long as the Equipment meets or exceeds the technical standards described in section 5(a) above. All sales of Equipment by Dealer to Subscribers and all leases of Equipment to Subscribers where Dealer is the lessor shall be for Dealer's own account and not as an agent of Company. Dealer shall be solely responsible for establishing the sales price or rent and other terms for all such sales and leases of Equipment.

              c. Equipment Sold by Company. Company, at its sole option, may sell Equipment to Dealer for cash, or, if Company so elects, under such credit terms as Company may extend from time to time. In the event Company elects to sell Equipment to Dealer on credit, Dealer agrees to execute all documents necessary to give Company a security interest in such Equipment and to perfect such security interest, and acknowledges that Company may reduce or cease to extend such credit at any time at its sole option. Dealer shall bear the risk of loss for all Equipment in its possession. No agreement by Company to sell Equipment to Dealer shall constitute or be construed as a franchise.

              d. Demonstration Equipment and Service. Company, at its sole option, may supply Equipment and/or Service to Dealer for purposes of demonstration to potential Subscribers, under such terms as Company may extend from time to time. In consideration for Company supplying Equipment to Dealer, Dealer shall bear the entire risk of loss or damage to such Equipment from the time Dealer obtains possession of such Equipment until it is delivered

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to a Subscriber or returned to Company. Dealer shall keep all such Equipment continuously insured under such terms and in such amounts as Company may require from time to time.

       6.     GOODWILL.

              Dealer acknowledges and agrees that Company has acquired goodwill, advantages, and benefits as a consequence of Company's substantial investment in its name, its development and cultivation of a reputation in the Area as high quality provider of Service, and the patronage and loyalty of its customers. Dealer wants to hold itself out to the public as an authorized dealer for Company and to use Company's goodwill and business reputation to attract and solicit potential Subscribers to the Service. Dealer acknowledges and agrees that its use of Company's goodwill and business reputation to solicit customers and its knowledge and use of Company's Confidential Information (defined herein) constitute good and sufficient consideration for this Agreement, including the provisions pertaining to exclusivity, nondisclosure of Confidential Information, non-solicitation of Subscribers, and the covenant not to compete. Dealer further acknowledges and agrees that, through its use of the Company's goodwill and business reputation, it will acquire the names of, and other information regarding, Subscribers that it solicits for the Service, and that such names and other information constitute Confidential Information belonging to Company. Dealer agrees to use its best efforts to protect and promote Company's goodwill and business reputation and not to use such goodwill or business reputation except in connection with the promotion and marketing of, and the solicitation of Potential Subscribers for, Company's Service.

       7.     SERVICE MARKS, TRADEMARKS, AND TRADE NAMES.

              Dealer acknowledges and agrees that all service marks, trademarks, and trade names used by Company (collectively, the "Marks") and the rights to use such Marks are the exclusive property of Company or are licensed for use by Company from the owner(s) thereof, and Dealer shall not use any of the Marks without Company's specific prior written approval. Dealer shall comply with all rules and procedures pertaining to the Marks prescribed by Company from time to time (collectively, the "Mark Rules") and shall obtain advance approval from Company of all advertising or other promotional material which contains any of the Marks. Subdealers may not use any Marks unless specifically authorized by Company to do so, and then only in a manner specifically authorized by Company. This precludes, without limitation, any use of Marks on any collateral, promotional material, advertising, business cards, or stationery of any Subdealer. Any unauthorized use of the Marks, or any use not in compliance with this Agreement or the Mark Rules, by Dealer or its Personnel, including Subdealers, shall constitute infringement of Company's rights in the Marks, a material breach of this Agreement, and cause for termination. Dealer acknowledges that it has no rights in or to the Marks except as provided herein, and shall not acquire any rights in the Marks or expectancy to their use as a result of any use of the Marks by Dealer or otherwise. Following the termination of this Agreement for whatever reason, Dealer shall immediately discontinue use of all Marks. No authorization to use Company's Marks shall constitute or be construed as a franchise.

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       8.     CONFIDENTIAL INFORMATION, NON-SOLICITATION, AND COVENANT NOT TO
              COMPETE.

              As more fully set forth in sections 2, 6, and 7 above, in order to facilitate Dealer's marketing of the Service and solicitation of Subscribers, Company will permit Dealer to use Company's goodwill, business reputation, and Marks to attract potential Subscribers, and Company will provide Dealer with initial and on-going specialized training, education, materials, ardor information concerning the Service, Subscribers, and Equipment. Through the use of Company's goodwill, business reputation, Marks, training, materials, and information, Dealer will acquire the names of, and other information concerning, Subscribers, other Confidential Information (defined herein), and other advantages and benefits associated with its business. Dealer specifically agrees and acknowledges that Subscriber information is confidential, proprietary, and is not known to the general public or Company's competitors. Dealer further agrees and acknowledges that the protection it has provided to Company in this section is a material consideration to Company in entering into this Agreement, and significant damage would occur to Company if Confidential Information were to come into the possession of another provider or reseller of Wireless Services or any dealer, agent, salesperson, or employee thereof. Likewise, if Dealer or any director, of officer, or Affiliate of Dealer ware to work for another provider or reseller of Wireless Services other than Company as a dealer, subdealer, or salesperson, or in any other capacity that would allow Dealer to take advantage of Confidential Information and/or Subscriber contact and/or other advantages or benefits acquired in connection with Dealer's relationship with Company, Company would be materially damaged. Because of these special concerns, and to the fullest extent permitted by law, the following provisions shall apply to Dealer, its Affiliates, and, as applicable, Dealer's
Personnel:

              a. Confidential Information. As used in this Agreement, "Confidential Information" means all information, not generally known to the public, that relates to the business, marketing, technology, Subscribers, finances, plans, proposals, or practices of Company, and includes, without limitation, the identities of all Subscribers and prospects, Subscriber information, subscriber agreements, dealer agreements, Dealer Program Rules, all business plans, proposals and practices, all marketing plans, proposals and practices, all technical plans and proposals, all research and development, all budgets and projections, all nonpublic financial information, and all information Company designate as "confidential." All Confidential Information shell be considered trade secrets of Company and, in addition to the protections provided herein, shall be entitled to all protections given by law to trade secrets. The teen "Confidential Information" shall apply to information in every form in which it may exist, whether recorded or not, and, if recorded, whether recorded on paper, film, tape, computer disk, or any other form or media.

              b. Non-Disclosure of Confidential Information. Dealer covenants and agreement, both during the term of this Agreement and at all times thereafter, Dealer, its Affiliates, their respective Personnel, and any successor entity to Dealer or any Affiliate of Dealer (i) shall not use any Confidential Information except in connection with the promotion and marketing of, and the solicitation of Subscribers for, Company's Service, (ii) shall not disclose to any person, firm, corporation, or other entity any Confidential Information, (iii) shall not in any other way

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           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


publicly or privately disseminate any Confidential Information, and (iv) shall not help anyone else do any of these things. Upon termination of this Agreement, all confidential Information (originals and copies) in the possession of Dealer, any Affiliate of Dealer, their Personnel, or any successor entity to Dealer or any Affiliate of Dealer shall be immediately resumed to Company. Dealer shall be responsible for ensuring compliance with this subsection by its Personnel and Affiliates.

              c. Non-Solicitation. During the term of this Agreement and for a period of *** after termination or expiration of this Agreement (whether voluntary or involuntary), Dealer, its Affiliates, their respective Personnel, and any successor entity to Dealer or any Affiliate of Dealer shall not at any time (i) request any Subscriber in the Area that Dealer knows (or has any reason to know) is a Subscriber of Company to curtail or cancel its Service with Company, (ii) otherwise divert or attempt to divert any such Subscribers from patronizing Company or the Service, or (iii) solicit such Subscribers to purchase Wireless Services from any person or entity other than Company. During the *** period after termination or expiration of this Agreement, any then current Subscribers of Company who contact Dealer regarding the Service shall be referred directly to Company. Dealer shall be responsible for ensuring compliance with this subsection by its Personnel and Affiliates.

              d.     ***

              e. Tolling. The time periods specified in this section shall be tolled during any period of time during which Dealer is in breach of the subsection in which the time period is specified.

       9.     DEFAULT AND TERMINATION.

              a. Default. The following events and occurrences shall constitute defaults of this Agreement: (i) any breach by Company of this Agreement which Company does not cure or commence to cure within thirty (30) days after receipt of written notice of such breach from Dealer, (ii) any breach by Dealer of any of the provisions in sections 3(a), 3(b), 7, or 8 of this Agreement, (iii) any other breach by Dealer of this Agreement or the Dealer Program Rules

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which Dealer does not cure within thirty (30) days after Company sends Dealer written notice of such breach, (iv) the insolvency of either party, the filing by either party of a voluntary petition in bankruptcy, the filing of a petition in bankruptcy against either party, the appointment of a receiver or other representative for either party or its business or assets, and such situation is wit remedied or corrected within thirty (30) days, or the entry by either party into any arrangement or assignment for the benefit of creditors, (v) the default by either party under any other agreement between Dealer or any Affiliate of Dealer, on the one hand, and Company or any Affiliate of Company, on the other hand, (vi) the voluntary or involuntary sale, assignment, or other transfer of Dealer's rights and/or obligations under this Agreement without the prior written consent of Company, (vii) the voluntary or involuntary sale, assignment, or other transfer of all or substantially all of Dealer's assets or the control of Dealer not in the ordinary course of business without the prior written consent of Company, and (viii) if applicable, the death or incapacity of Dealer.

              b. Termination. This Agreement may be for cause by either party immediately upon the sending of a written notice of termination to the other party. Termination for cause shall include (i) any termination for a default as defined in section 9(a) above, and (ii) any termination pursuant to any termination provision contained in the Dealer Program Rules. Company shall also have the right to terminate this Agreement immediately upon written notice to Dealer if Company ceases to provide Service in the Area. Dealer shall have the right to terminate this Agreement upon written notice to Company within ten
(10) days following a material modification of the Dealer Program Rules. Such termination will become effective thirty (30) days after Company's receipt of such notice; provide, however, that if Company rescinds the change prior to the expiration of such thirty (30) days, this Agreement will not terminate, but shall continue in full force and effect. Unless sooner terminated or extended under the teens herein, this Agreement will terminate five (5) years after the Effective Date

       10.    MISCELLANEOUS.

              a. Limitation of Liability. Under no circumstances shall Company or Dealer be liable to the other for any indirect, special, consequential, punitive, or exemplary damages as a result of any default or breach of this Agreement or the termination or non-renewal of this Agreement or any other event, conduct, act, or omission arising out of or related to the dealer relationship between Company and Dealer whether based on contract, tort, statute, or otherwise.

              b. Injunction. In addition to any other remedies Company may have at law, in equity, or pursuant to this Agreement, Company shall have the option. in appropriate instances, to bring court proceedings to seek injunctive or other equitable relief to enforce any right, duty, or obligation under this Agreement. Dealer acknowledges that such injunctive or other equitable relief will be an appropriate, but not an exclusive, remedy for Company to enforce its rights under this Agreement, specifically including, but not limited to, its rights under sections 3(b), 3(f)(ii), 7, and 8 above. Dealer specifically agrees that, due to the nature of harm which Company would suffer if Dealer were to breach any of the provisions of sections 3(b), 3(f)(ii), 7, or 8, Company shall be entitled to, and Dealer hereby consents to. injunctive relief to enforce such provisions. To obtain injunctive or other equitable relief, Company shall not be required to post a bond; or, if required by law or by the court, Dealer hereby consents to a bond in the lowest amount permitted by law.

              c. Indemnity. In the event of a breach of this Agreement (including any representation or warranty stated herein), the breaching party shall protect, defend, indemnify, and hold harmless the non-breaching party from and against any and all liabilities, cam of action, claims, and demands of every kind against the non-breaching party arising out of or relating to such breach. In addition, Dealer shall protect, defend, indemnify, and bolt harmless Company (including Company's Affiliates and their directors, officers, employees, agents, and contractors) from and against any and all costs and exposes, losses, debts, damages, liabilities, causes of action, claims, and demands of every kind arising out of or relating to Dealer's performance under this Agreement, Dealer's operation of the Location(s), or the operation of Dealer's business, including the business of any Subdealer. It is further agreed that Dealer will maintain, at its sole cost and expense, any and all insurance coverage necessary to protect its business and Company from all applicable risks.

              d. Governing Law, Forum and Costs. This Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any rules governing conflicts of laws. Sole and exclusive jurisdiction and venue for the resolution of any disputes arising between Company and Dealer shall be in the state or federal courts sitting in Dallas County, Texas. In any legal proceedings between the parties concerning this Agreement (whether for damages, equitable relief, or both), the substantially prevailing party shall be entitled to recover its reasonable costs, including court costs and attorney fees; provided, however, that this provision shall not entitle any party other than Company or Dealer to recover their costs.

              e. Notices. All notices and other communications hereunder shall be given in writing and shall be deemed to have been duly given and effective (i) upon receipt if delivered in person, by cable, telegram, telecopy, or telex, (ii) one (1) day after deposit with a national overnight express delivery service (postage prepaid), or (iii) three (3) days after deposit in the United States mail (registered or certified mail, postage prepaid, return receipt requested). All entices and other communications hereunder shall be sent to the following addresses:


              If to Dealer:            Telephone Warehouse - San Antonio, Inc.
                                       2436 E. Randol Mill Road
                                       Arlington, Texas 76011
                                       Attn:  Ron Koonsman


              If to Company:           AT&T Wireless Services
                                       2727 N.W. Loop 410
                                       San Antonio, Texas  78230
                                       Attn:  Dealer Manager
               with copy to:            AT&T Wireless Services
                                        Southwest Region Legal Department
                                        5757 Alpha Road, Suite 1000
                                        Dallas, Texas 75240


              f. Entire Agreement. This Agreement represents the entire Agreement between the parties hereto with respect to the matters addressed in this Agreement and, except as expressly provided herein, shall not be affected by any other documents. All prior agreements, understandings, covenants, promises, warranties, and representations relating to the matters addressed in this Agreement are superseded. Notwithstanding the foregoing, this Agreement is subject to the terms and conditions of the Consent Agreement dated December 20, 1996 by and between Company, Dealer, National Cellular, Inc., HIG Cellular Acquisition Corporation, and Ron Koonsman.

              g. Survival of Obligations. Company's and Dealer's rights and obligations under sections 7, 8, and 10(a), (b), and (c) of this Agreement (or any other provision that by its terms reasonably survives termination) and Dealer's deactivation reimbursement obligations as set forth in the Dealer Program Rules shall survive the termination of this Agreement. Further, this Agreement shall govern as to any obligation incurred prior to termination of this Agreement.

              h. Assignment. Dealer acknowledges that Company may assign its rights and/or obligations hereunder at any time without Dealer's prior approval, whereupon Company shall be relieved of its obligations hereunder. Dealer may not, voluntarily or involuntarily, assign, delegate, or otherwise transfer its rights or obligations hereunder without the prior written consent of Company, which shall not be unreasonably withheld. This prohibition shall extend to any disposition or transfer of a controlling interest in the ownership or control of Dealer and to any disposition or transfer of the assets of Dealer not in the ordinary course of business, including any transfer by will or operation of law. To the extent not prohibited hereby, this Agreement shall be binding upon and inure to the benefit of Company and Dealer and their respective successors and assigns.

              i. Severability and Reformation. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law, and, when necessary, the court is requested to reform any terms or conditions necessary to give them such effect.

              j. Authority. Company and Dealer each represent and warrant to the other that it is duly organized and in good standing in its state of original organization, it has the requisite approvals to enter into this Agreement, it is qualified to do business in the State of Texas, and the person executing this Agreement on its behalf has full authority to execute this Agreement.

              k. Amendment. Any amendment to this Agreement, other than amendments to the Dealer Program Rules, shall not be valid unless such amendment is made in writing and signed by Company's general manager for the Area.

              l. No Waiver. No failure by Company to take action on account of any default or breach of this Agreement or the Dealer Program Rules by Dealer shall constitute a waiver of any such default or breach, or of the performance required of Dealer under this Agreement or the Dealer Program Rules.

       11.    INDEPENDENT INVESTIGATION.

              COMPANY AND DEALER ACKNOWLEDGE THEY HAVE READ THIS AGREEMENT AND UNDERSTAND AND ACCEPT THE TERMS, CONDITIONS, AND COVENANTS CONTAINED HEREIN AS BEING REASONABLY NECESSARY TO MAINTAIN COMPANY'S HIGH STANDARDS FOR SERVICE. DEALER ACKNOWLEDGES AND UNDERSTANDS THAT COMPANY OR OTHER DEALERS MAY AT ANY TIME COMPETE DIRECTLY OR INDIRECTLY WITH DEALER IN SOLICITING SUBSCRIBERS FOR THE SERVICE OR IN THE SALE, LEASE, INSTALLATION, REPAIR, OR WARRANTY SERVICING OF EQUIPMENT. DEALER HAS INDEPENDENTLY INVESTIGATED THE WIRELESS SERVICES AND EQUIPMENT SALE, LEASING, INSTALLATION, OR REPAIR BUSINESSES AND THE PROFITABILITY (IF ANY) AND RISKS THEREOF. COMPANY HAS NOT MADE ANY REPRESENTATION OR WARRANTY REGARDING THE PROFITABILITY OR VIABILITY OF DEALER'S BUSINESS EFFORTS OR THE WIRELESS BUSINESS GENERALLY, AND DEALER IS NOT RELYING ON ANY REPRESENTATION, GUARANTEE, WARRANTY, OR STATEMENT OF COMPANY OTHER THAN AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

       In witness whereof, the parties have executed this Agreement as of the Effective Date.

COMPANY:                                          DEALER:

AT&T Wireless Services of San Antonio, Inc.       Telephone Warehouse - San Antonio, Inc.
d/b/a AT&T Wireless Services


Signature:/s/ Gary Fleming                        Signature:/s/ R.L. Koonsman
         -----------------------------                      -----------------------------
Printed Name:  Gary Fleming                       Printed Name: R.L. Koonsman

Title: Vice President                             Title: President


                                    EXHIBIT A

                             AT&T WIRELESS SERVICES

                              DEALER PROGRAM RULES
                         Effective Date: October 1, 1996


                      San Antonio Metropolitan Service Area



1. Part of Agreement. These Dealer Program Rules ("Rules") are a part of the Dealer Agreement (the "Agreement") that has been executed by Company and Dealer and, except as noted in paragraph 2 below, are to be interpreted and administered in a manner consistent with the Agreement. These Rules supersede and replace all prior Dealer Program Rules. These Rules are subject to amendment at any time by Company upon thirty (30) days written notice to Dealer.

2. Inconsistencies in Terms. If any inconsistency or conflict exists between these Rules and the Agreement as amended or any prior Dealer Program Rules, these Rules control.

3. Definitions. In addition to the terms defined in the Agreement, for purposes of these Rules, the following terms will have the meanings set forth below:

       Activation Date - The date on which Company commences to provide Service to the cellular telephone number assigned to a Subscriber.

       Subscriber - Each individual, corporation, association, or other entity that places an order through Dealer for Service that is accepted by Company and for whom Service is activated. For purposes of computing commissions, where an individual or entity places more than one order and each order is for a different cellular telephone number, each order will be treated as a separate Subscriber if the order is accepted by Company and if Service is activated on that order. However, if more than one telephone number is assigned to an ESN, all orders for telephone numbers assigned to the same ESN count as only one Subscriber. An individual or entity for whom Service is activated shall NOT be considered a "Subscriber" if such individual or entity (whether under the same or a different name) was previously an active Subscriber during the immediately preceding six-month period or if such activation is connected with the Deactivation of Company's Service on another (or other) cellular telephone number(s), and Dealer shall not be eligible for compensation of any kind with respect to such activation (unless the activation qualifies as a "restore" under paragraph 9, or as otherwise provided in paragraph 11.e). It is the Dealer's responsibility to determine whether an individual or entity that places an order qualifies as a Subscriber at the point of sale prior to activation. This is accomplished by questioning the customer, looking for an account number on the AXYS system and/or calling Company's Customer Verification.

       Dealer Subscribers - For each calendar month, this means the number of new Subscribers that (I) were submitted by Dealer and accepted by Company, (ii) whose Activation Date was in that month, and (iii) whose Service has not been terminated for any reason at the end of the month.

       Deactivated and Deactivation - Termination of Service to the cellular telephone number assigned to a Subscriber for any reason. The Subscriber may substitute phones or rate plans without being considered deactivated as long as the same phone number is maintained.

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


       Vesting Period - The period of time after the Activation Date during which commissions, bonuses, and other compensation and incentives are subject to adjustments or reimbursement as provided in these Rules. After the expiration of the Vesting Period, commissions, bonuses, and other compensation and incentives are not subject to adjustment or reimbursement, unless obtained in violation of these Rules, the Agreement, or Company authorized procedures.

4.     ***

5.     ***

6.     ***

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


       ***

7.     ***

8.     ***

9.     ***

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



10.    ***

11.    ***

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                    the SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.


       ***

12.    ***

13.    ***

           CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH
                    THE SECURITIES AND EXCHANGE COMMISSION.
                        ASTERISKS DENOTE SUCH OMISSIONS.



14.    ***

15. Previous Subscribers. Compensation will be paid with respect to a Subscriber whose Activation Date preceded the effective date of these Rules based on the Dealer Program Rules which were in effect on the Subscriber's Activation Date.

                          DEALER PROGRAM RULES RECEIPT

I acknowledge that I have received a copy of the Dealer Program Rules with an effective date of October 1, 1996.

            12/31/96
- --------------------------------------
(Date)

/s/Telephone Warehouse
- --------------------------------------
(Dealer Name)

/s/
- --------------------------------------
(Signature)

                                   EXHIBIT "B"

          CONFIDENTIALITY, EXCLUSIVITY, AND NON-SOLICITATION AGREEMENT



       I, [EMPLOYEE/OFFICER NAME], am a(n) [POSITION] of [Dealer Name] ("Dealer"), an authorized dealer of ___________________ d/b/a AT&T Wireless Services ("Company") to solicit and submit for consideration potential Subscribers to the wireless telecommunications services ("Services") provided by Company in the _________________ area ("Area"). The Area is defined by the United States Census Bureau and consists of the following counties:
___________________________. Because of my relationship with Dealer and Dealer's relationship with Company, I will receive knowledge, experience, and training concerning wireless telephone systems and equipment, including the Service and system the Company, and will have contact with Company's Subscriber, and as a result I will receive financial benefits through my relationship with Dealer, or who have had any dealings or communication with Dealer at any time. As used in this Agreement, "Confidential Information" means all information , not generally known to the public, that relates to the business, marketing, technology, Subscribers, finances, plans, proposals or practices of Company, and it includes, without limitation, the identities of all Subscribers and prospects, subscriber agreements, dealer agreements, Dealer Program Rules, all business plans, proposals and practices, all marketing plans, proposals and practices, all technical plans and proposals, all research and development, all budgets and projections, all nonpublic financial information, and all information Company designates as "confidential." In return for such knowledge, experience, training, and financial benefits, and in addition to other agreements of Dealer, to the fullest extend permitted by law, I agree to do all of the following:

              1. I agree that, while I am associated with Dealer and while Dealer is an authorized dealer of Company, I will act according to the highest standards of honesty, integrity, fair dealing, and ethical conduct in all my dealings with Subscribers, potential Subscribers, and Company. I agree that a breach of this section includes, but is not limited to, the making of misrepresentations or misleading statements to Company or to any actual or potential Subscriber.

              2. I agree to keep confidential all information defined as "Confidential Information" above, and agree not to disclose to anyone else or to any other business such Confidential Information. I understand that all such Confidential Information constitutes trade secrets of Company.

              3. I agree that, while I am associated with Dealer and while Dealer is an authorized dealer of Company, I will not solicit business for any other Wireless Services Provider, and I will not help any other Wireless Services Provider obtain business. As used herein, the term "Wireless Services Provider" shall mean any provider, reseller, dealer, subdealer, salesperson, or agency thereof of the following: (i) cellular telephone service, (ii) personal communications services, (iii) enhanced specialized mobile radio service, or (iv) any other functionally similar or equivalent wireless voice or data service.

              4. I agree that, for a period of one (1) year after the termination of my association with Dealer or Dealer's association with Company, whichever occurs first, I shall not request any Subscriber in the Area whom I know to be a Subscriber to cancel his, her, or its Service with Company, nor shall I solicit, divert, or try to divert any Subscribers to another Wireless Services Provider, nor shall I help any other Wireless Services Provider obtain or try to obtain any business from any of these Subscribers. During this one-year period, if any then-current Subscribers contact me about the Service, I will refer each of them to Company.

              5. I agree that Company is a third-party beneficiary of this Agreement and shall be entitled to enforce this Agreement. If I break any of my promises in this Agreement, I realize I can be sued in court by Company or by Dealer and be held liable for money damages or I can be subject to injunctive or other equitable relief in favor of Company. I also agree that, if any legal proceedings are brought concerning this Agreement, the substantially prevailing party will be entitled to recover all costs and reasonable attorney fees.

              6. Each of the provisions of this Agreement is independent of the other provisions of this Agreement. If a court of competent jurisdiction decides that any part of this Agreement is unenforceable, I agree to be bound by any lesser covenant that would impose the maximum duty permitted by law, as is such lesser covenant were separately stated in this Agreement. This Agreement may be reformed to be enforceable to the fullest extent permitted by law.



       DATED:_________________, 199___.



DEALER:                                     OWNER, DIRECTOR, OFFICER,
                                            EMPLOYEE, AGENT OR
                                            SUBDEALER OR DEALER:


- ------------------------------------        -----------------------------------
Signature:                                  Signature:
          --------------------------                  --------------------------
Printed Name:                               Printed Name:
            ------------------------                     -----------------------
Title:                                      Title:
      -----------------------------               ------------------------------

                                        2